Exhibit 99.3

2017 Wrap-Up by Lexaria’s CEO

Kelowna, British Columbia – January 8, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) announces it’s been quite an amazing year for Lexaria stakeholders – the busiest and most productive we’ve had. I’ve welcomed so many new shareholders and Lexaria fans in 2017 and I want to ensure both our new followers as well as our long-term supporters remember just how much we’ve achieved in the past year.

Financial Improvement

In mid-2016 our finances were in rough shape and our balance sheet was weak. I made a promise to everyone back then that Lexaria’s first priority was to ensure we could survive as a strong and independent company. In October 2016 our first patent was granted by the US Patent and Trademark Office (USPTO) and that event – which we had been working on internally, quietly, for two years – changed everything.

We’ve raised well over US$4 million in equity since then and paid off all our debt. We never stooped to sign any toxic convertible finance deals; not for a single minute did we forget that our first priority is to our shareholders and our moral and fiduciary duties are to act in the best interest of shareholders. Thus when we completed a brokered private placement early in the Spring of 2017 we did so at prices much closer to a 52-week high than to a 52-week low. We told our shareholders repeatedly that, because we did not want to suffer through any additional dilution, we would not complete another financing in 2017: and we kept our word.

We remain disinterested in dilutive financings and will only contemplate strategic equity that delivers more value to our shareholders than the monetary equivalent.

Ongoing R&D

With our improved financial ability, we were able to announce a $1 million budget for R&D using our patented DehydraTECH™ absorption and palatability enhancing technology meant to build long term value - significantly more than we’ve ever spent in the past. We continue to operate within that budget with plans for a cannabidiol (CBD)-infused topical cream in vitro absorption test scheduled for Jan-Feb; a nicotine-infused oral solution in vivo tolerability and absorption test also scheduled for Jan-Feb; in-house formulation experiments for other formulation enhancements and variants continuing on an ongoing basis; and formulation optimization and testing with potential corporate clients also continuing on an ongoing basis. In addition, we are pursuing a number of intellectual property (IP) enhancement procedures also within our R&D budget as we continually endeavour to broaden and expand our IP portfolio. As results from current-phase experiments are produced we will be able to use our increased knowledge to re-evaluate and enter more advanced phases of experimentation.

We also are progressing into second phase experimentation with our 2017-announced relationship with Canada’s National Research Council. Progress here has been measured to date and we expect it to continue throughout the year to come. We announced an exciting set of tests to proceed in partnership with the University of British Columbia (UBC) and were ready to proceed with the launch of those tests in December, having recently completed the manufacturing and quality control testing of all three of the required test articles. Unfortunately, UBC has revised their policies for these sorts of tests which are now on hold, but, we’re working hard to either get those tests launched substantially as planned, or make other arrangements to do so elsewhere.

Lexaria is content knowing we have sufficient funds in-hand to complete our anticipated R&D projects and budget throughout 2018. We will continue to stretch our funds as far as we can through partnerships with centers of higher learning and through relationships in the private sector including with potential licensees of our technology; in doing so, our R&D dollars are delivering far more value than the headline figure would indicate.

California and Canada

The cannabis business environment is evolving rapidly and opportunities are growing faster than a weed. Health Canada has issued about 84 cannabis licenses in Canada with indications this could increase to a total of over 200 later in 2018: this is GREAT NEWS for Lexaria as licensed producers will increasingly be searching for ways to differentiate and improve their products vs. the competition.

Lexaria is ready for increased demand for its technology by Canadian licensed cannabis producers in 2018 and is fully aware of the laws of supply and demand: by restricting the number of technology usage licenses we will issue in Canada, we expect the value our technology delivers to be even higher. We expect that the “Powered by Lexaria” label will become highly sought by consumers and lead to a greater likelihood of consumer success by our licensed partners.

Likewise, in California with its new legalized recreational market as of January 1, 2018, we expect demand for our technology to be strong. In both these newly opening markets, Lexaria hopes to enter meaningful new license agreements that will begin to provide the foundation of our operational success far into the future. We’ve long said that Legalization Equals Regulation: and that regulation is friendly to Lexaria’s business model as it strongly incentivizes companies to adopt performance enhancing technology.

Developments in California and Canada, to my eye, are proof that Lexaria’s business model is on the right track. I expect newly regulated markets in North America and around the world to offer similar opportunities for technology licensing. If successful, these are the relationships that could provide Lexaria with a strong foundation for revenue growth.

The World Environment for CBD

The World Anti-Doping Agency (WADA) has exempted CBD from its 2018-list of controlled substances for use by athletes. Meanwhile the World Health Organization (WHO) has announced an overwhelming global response to questions it posed in 2017 about de-regulating CBD. Lexaria submitted an extensive brief to the WHO in this regard. The WHO is meeting to consider the matter in 2018 and I believe will in fact deregulate and possibly de-schedule CBD entirely. This could open the door to national governments lessening or removing restrictions on CBD products in any number of national markets during 2018 and beyond, and Lexaria is actively evaluating opportunities to expand commercialization of its product offerings in developing markets beyond the USA accordingly.

It is in large part because of these long-term macro trends and evolutions of governments regulatory bodies that Lexaria has taken large positions in subsidiary companies that could benefit. In the Spring of 2017 we launched a joint venture into a company that Lexaria owns 50% of: Ambarii Trade Corp. Over time we hope that Ambarii will offer international opportunities for a class of mouth-melt consumer products empowered with Lexaria’s technology. In the Fall of 2017 we consolidated our ownership of PoViva Tea LLC from our previously held 51% holding that we grew this year to 100% ownership. PoViva has great potential as a consumer brand for hemp-oil products but we at Lexaria have known for some time that development and sale of hemp-based consumer products is a long-term project that will require patience to produce significant returns. These opportunities will start to bear fruit in 2018 and beyond.

We also introduced TurboCBDTM, our 100%-owned brand of hemp oil empowered with Lexaria’s unique technology blended with American Ginseng and Ginkgo in a capsule format. The product has been a success and has taught us much about incorporating our technology into a common form of consumer product. We are contemplating development of additional varieties of TurboCBDTM as well as international expansion for the product line.

Intellectual Property Creation

It wasn’t lost on us that our focus on building core value within Lexaria would be achieved with official recognition of Lexaria’s IP. We witnessed this in late in 2016 with our first US patent award; then again in the first half of 2017 with our first patent award in Australia; and more dramatically in November 2017 with our second, most comprehensive patent issuance in the USA. I expect additional patent awards will be received by Lexaria in 2018, both in the USA and internationally. Our patent and IP portfolio continues to expand and evolve over time with alterations, modifications of existing patent applications and R&D into continued new patent applications on the drawing board for 2018.

At this moment in time Lexaria has 33 patent applications pending around the world, including 3 in each of Canada, Japan, Australia, China, India, and the European Union; 12 applications in the USA; and 3 applications under the Patent Cooperation Treaty. These numbers will continuously vary both up and down now that we have so many applications active in so many regions. Considering that the 2 patents granted in the USA and 1 granted in Australia have been as impactful to Lexaria’s present standing as they have, it is easy to understand why we are so bullish on Lexaria’s future with respect to additional international and national patent awards.

The patent award that we announced on November 1, 2017 for the application of our core technology to not just the cannabinoids we originally sought, but also to vitamins, NSAIDs, and nicotine is arguably the most important value-creation event – so far – in our company’s history. Securing patent protection for this IP was a fundamental requirement for Lexaria’s long term growth and we are of course expecting international recognition of this IP in 2018 and beyond.

Valuation Gains

To this day, current senior management of the Company has not sold a single share of stock: we continue to believe strongly in the future of Lexaria and that we have copious opportunity to continue to increase shareholder value and Lexaria’s valuation going forward. Although Lexaria’s valuation has increased by roughly 25x over the past two years – roughly from $0.08 to $0.40 in 2016 and then from $0.40 to $2.00 during 2017 – I remain personally dissatisfied and will not cease my goal of improving shareholder value until I believe Lexaria’s potential is fully valued.

In recent days we’ve announced that we have graduated from the OTCQB market – where we’ve been traded for roughly twelve years – to the highest tier available on the OTC Markets, the OTCQX market. This market is reserved for those companies that can meet the highest financial and reporting standards imposed by OTC Markets and we are pleased to have reached this threshold. We also filed an S4 prospectus to redomicile our company from the USA to Canada, in order to take advantage of what we believe will be enhanced opportunities available to Canadian-domiciled companies where the regulatory and market framework for companies operating in the cannabinoid products sector as our lead commercial opportunity currently is amongst the most advanced and favorable in existence in the world today.

A Look Ahead

As noted above, our plans for 2018 are full of R&D, IP pursuits, and expansion of possibilities for hemp based consumer products. We also are investing more time and effort into potential commercial relationships to utilize our patented DehydraTECH™ technology and produce increased corporate revenues to Lexaria. Most of our small base of revenue in 2016 came from selling consumer products but we shifted that in 2017 to generate most of our revenue from technology out-licensing. We expect that trend of a majority of our revenue to come from IP out-licensing in 2018 to continue. And we hope to complete and announce a number of commercial licensing relationships we currently have in process to grow our corporate revenues as soon as possible.

As 2018 progresses we hope to both expand commercial adoption of our tech and also introduce our tech for the first time to new sectors such as nicotine and NSAID delivery. Stakeholders should keep in mind that these are long range plans that will take time, testing and money to complete. Lexaria is always active with a number of short term plans focused on short term results; and long term plans designed to build strong foundations for future growth.

It truly takes time and often herculean efforts to achieve long lasting value creation. Sometimes it may seem we are moving slowly but appearances might obscure otherwise rampant internal valuation driving activity. Sometimes there are dramatic value enhancements that are plainly obvious while at other times it may take several quarters for effects to make themselves visible. Lexaria remains thankful for our preponderance of thoughtful and patient stakeholders.

Lexaria has been on its current path for roughly four years and has experienced good times and bad. I’ve come to know many of you personally during that time and am humbled that you’ve stuck with us especially through those challenging times: I happen to believe the “Lexaria Community” is different – and frankly, better – than those of many other public companies. We’re planning and preparing for a raucous 2018 and I hope most of you are still part of our community a year from now as we prepare to look back at what I hope and expect to be another record-setting year.

Best wishes and good luck throughout 2018!

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

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FORWARD-LOOKING STATEMENTS

This article includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

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